Exhibit 10.1

DEPOMED, INC.

SECURITIES PURCHASE AGREEMENT

April 21, 2003

DEPOMED, INC.
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of April 21, 2003 (the “Effective Date”), by and among DepoMed, Inc., a California corporation (the “Company”), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the “Schedule of Purchasers”).  Such persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser.”

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1.         AUTHORIZATION OF SALE OF THE SECURITIES.

On the terms and subject to the conditions of this Agreement, the Company has, or before the Closing (as defined below) will have, authorized the sale and issuance of up to $20,000,000 aggregate purchase price of shares of its Common Stock, no par value per share (the “Common Stock”), at a purchase price per share equal to $2.16, and warrants (including any Additional Warrants which may be issuable after the Closing pursuant to Section 8.1(f) hereof, the “Warrants”) to purchase Common Stock in the form attached hereto as Exhibit B with an initial exercise price equal to $2.16 per share.  The shares of Common Stock and the Warrants collectively are referred to as the “Securities”.

SECTION 2.         AGREEMENT TO SELL AND PURCHASE THE SECURITIES.

2.1           Sale of Securities.  At the Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will severally, and not jointly, purchase from the Company, the number of shares of Common Stock and Warrants, for the aggregate purchase price, set forth opposite such Purchaser’s name on the Schedule of Purchasers attached as Exhibit A hereto.

2.2           Separate Agreement.  Each Purchaser shall severally, and not jointly, be liable for only the purchase price of the Securities being purchased by such Purchaser hereunder as set forth on Exhibit A attached hereto.  The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of the Securities to each of the individual Purchasers is a separate sale.  Except as set forth in Section 7.5, the purchase obligations of each respective Purchaser hereunder are independent and are not conditioned on the purchase of any Securities by any or all of the other Purchasers.  All obligations, agreements, representations and warranties of the respective Purchasers hereunder are several, and not joint, in nature.

SECTION 3.                         CLOSING AND DELIVERY.

3.1           Closing.  The Closing of the purchase and sale of the Securities pursuant to this Agreement (the “Closing”) shall be held on April 21, 2003, at the offices of Heller Ehrman White & McAuliffe, 275 Middlefield Road, Menlo Park, California 94025, or on such other date and at such other place as may be agreed by the Company and the Purchasers.  At or prior to the Closing, the Company and each Purchaser shall execute and deliver (or cause the execution and delivery of) any related agreements or other documents required to be executed and delivered at the Closing, dated as of the date of the Closing (the “Closing Date”).

3.2           Delivery of the Securities.  At the Closing, the Securities purchased by each respective Purchaser will be issued in the name of such Purchaser, and the name of such Purchaser will be registered on the books of the Company as the record owner of such Securities.  At the Closing, the Company will provide to each Purchaser copies of the Securities purchased by such Purchaser and issued at the Closing.  Within two business days after the Closing, the Company will deliver to each respective Purchaser stock certificates representing the shares of Common Stock, and warrant certificates representing the Warrants, purchased by such Purchaser pursuant hereto.

3.3           Delivery of the Purchase Price for the Securities at the Closing.  In exchange for the Securities, each Purchaser shall pay the amount set forth opposite such Purchaser’s name on Exhibit A attached hereto by wire transfer of immediately available funds to the bank account designated by the Company on Exhibit C attached hereto.

SECTION 4.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

For purposes of this Section 4, the “Company” shall mean the Company together with any Subsidiary (as defined below) of the Company.  Except as set forth on the Schedule of Exceptions attached hereto as Exhibit D, the Company hereby represents and warrants to and, where applicable, covenants and agrees with, each individual Purchaser as follows:

4.1           Organization and Standing.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to own or lease its properties and conduct its business as presently conducted.  The Company is duly registered or qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by the Company makes such registration or qualification necessary, except where the failure to be so qualified would not have a “Company Material Adverse Effect” (as defined below).  Except as set forth in the Schedule of Exceptions, the Company has no Subsidiary (as defined below) or any equity or other ownership interest (including without limitation any interest convertible into or exchangeable or exercisable for any equity or other ownership interest) in any other entity, and is not a participant in any joint venture or other similar arrangement.  “Company Material Adverse Effect” or “Company Material Adverse Change” means (i) any change in, or effect on, the business, properties, prospects, results of operations, assets or financial condition of the Company, or any change or increase in the liabilities of the Company, that is or would individually or in the aggregate reasonably be expected to be materially adverse to the Company, other than (a) any such change or effect resulting from the public announcement of the transactions contemplated by this Agreement, or (b) any change or effect in the United States economy in general and not specifically relating to the Company, including without limitation any such change or effect reasonably related to the conflict between the United States and the country of Iraq and/or terrorist activity against the United States or its citizens, (ii) any material adverse effect on the Company’s ability to consummate the transaction contemplated hereby, including the issuance and sale of the Securities, and (iii) any material adverse effect on the Company’s ability to perform its obligations hereunder and under the Securities.  “Subsidiary” means any Person in which the Company directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.  “Person” means any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other business entity.

4.2           Corporate Power; Authorization.  The Company has all requisite corporate right, power and authority to execute and deliver this Agreement, to sell and issue the Securities hereunder and to carry out and perform all of its obligations under this Agreement.  All corporate and other action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder has been taken or will be taken prior to the Closing.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that (a) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) enforceability may be limited by equitable principles generally, and (c) enforceability of those provisions of Section 8.2 relating to indemnity may be limited under applicable law or for reasons of public policy.

4.3           No Conflict.  The execution and delivery of this Agreement does not, and the performance by the Company of its obligations under this Agreement and the issuance, sale and delivery of the Securities by the Company will not (i) conflict with, result in a breach or violation of, or constitute a default under (with or without notice or lapse of time or both) or (ii) result in the creation or imposition of any lien, claim, option, charge, security interest, limitation, encumbrance or restriction pursuant to the terms, conditions or provisions of:

(a)           the Amended and Restated Articles of Incorporation or Bylaws of the Company or any similar organizational document of any Subsidiary, in each case, as in effect on the date hereof;

(b)           any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject; or

(c)           any decree, order, statute, law, rule, regulation or judgment applicable to the Company.

4.4           Issuance and Delivery of the Securities.  The shares of Common Stock to be issued at the Closing have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.  The Warrants and the Additional Warrants, when issued and paid for in compliance with the provisions of this Agreement, will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with their terms, except that (a) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (b) enforceability may be limited by equitable principles generally.  The shares of Common Stock issuable upon exercise of the Warrants and the Additional Warrants (the “Warrant Shares”) have been duly authorized and, when issued in compliance with the Warrants and the Additional Warrants, will be validly issued, fully paid and nonassessable.  The issuance and delivery of the Securities and any Warrant Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of or in favor of any Person, group or entity.

4.5           SEC Documents; Financial Statements; No Material Misstatements.  The Company has filed in a timely manner all documents required to be filed by it with the Securities and Exchange Commission (the “Commission” or the “SEC”) under Sections 13, 14(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such documents are referred to collectively herein as the “SEC Documents.”  As of their respective filing dates (or, if amended or supplemented prior to the date of this Agreement, when so amended or supplemented), all SEC Documents complied in all material respects with the requirements of the Exchange Act.  None of the SEC Documents as of its respective date of filing contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents (as restated prior to the date of this Agreement, the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.  The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied for the periods presented and fairly present the financial position of the Company at and as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).  None of the information or statements (including representations and warranties) of or regarding the Company made in this Agreement or in any of the investor presentation materials provided to the Purchasers by the Company and identified in Section 4.5(A) of the Schedule of Exceptions contains any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.  The copies of the documents and filings set forth on Schedule 4.5(B) of the Schedule of Exceptions provided to and relied on by the Purchasers in connection with assessing whether to purchase the Securities are true, complete and correct copies of such documents as entered into by the Company and the parties thereto or as filed by the Company with the Secretary of State of the State of California, as the case may be, and none of such documents or filings subsequently have been amended or terminated, all such documents and filings remain in full force and effect in accordance with their terms, there have been no breaches or violations thereof by the Company or, to the Company’s knowledge, by any other party thereto.  None of the statements (including representations and warranties) of the Company in this Agreement are materially inconsistent with the information and statements contained in the Company’s Annual Report on Form 10-K for the period ended December 31, 2002.

4.6           Intellectual Property Rights and Licenses.

(a)           Definitions.  As used herein, the term “Intellectual Property” means all intellectual property rights owned or licensed by the Company arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction:  (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights and applications (including intent to use applications) to register any of the foregoing (collectively, “Marks”); (ii) patents and patent applications, including continuation, divisional, continuation-in-part, reexamination and reissue patent applications and any patents issuing therefrom, and rights in respect of utility models or industrial designs (collectively, “Patents”); (iii) copyrights and registrations and applications therefor (collectively, “Copyrights”); (iv) non-public know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, plans, schematics, drawings, formulae, technical data, specifications, research and development information, technology and product roadmaps, data bases and other proprietary or confidential information, including customer lists, but excluding any Copyrights or Patents that may cover or protect any of the foregoing (collectively, “Trade Secrets”); and (v) any other proprietary, intellectual or industrial property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights, or Trade Secrets.

(b)           Company Intellectual Property.  Section 4.6(b) of the Schedule of Exceptions sets forth an accurate and complete list, as of the date hereof, of all Marks, Copyrights and Patents owned (in whole or in part) or licensed by the Company that are used in or relate to the business as currently conducted and as currently anticipated to be conducted in the future by the Company (collectively, “Company Intellectual Property”).

(c)           Actions to Protect Intellectual Property.  The Company has taken reasonable steps to protect its rights in the Company Intellectual Property and maintain the confidentiality of all of the Trade Secrets of the Company.  Without limiting the foregoing, the Company has and enforces a policy requiring each of the employees (other than non-technical employees who have not contributed in any way to the development or creation of any Company Intellectual Property), consultants and contractors of the Company to enter into proprietary information, confidentiality and assignment agreements which are substantially in the form attached as Attachment 4.6(c) to the Schedule of Exceptions, and all current and former employees (other than non-technical employees who have not contributed in any way to the development or creation of any Company Intellectual Property or Trade Secrets), consultants and contractors of the Company have executed such an agreement.  Except as set forth in Section 4.6(c) of the Schedule of Exceptions, the Company has not disclosed, and is not under any contractual or other obligation to disclose, to another Person any of its Trade Secrets, except pursuant to an enforceable confidentiality agreement or undertaking, and, to the knowledge of the Company, no Person has materially breached any such agreement or undertaking.

(d)           Adverse Ownership Claims.  Except as set forth in Section 4.6(d) of the Schedule of Exceptions, the Company owns exclusively all right, title and interest in and to all of the Company Intellectual Property and the Trade Secrets free and clear of any and all liens, encumbrances or other adverse ownership claims (other than licenses granted by the Company to another Person in the ordinary course of business listed under Section 4.6(g) below), and the Company has not received any notice or claim challenging the Company’s ownership of the Company Intellectual Property or the Trade Secrets or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto, nor to the knowledge of the Company is there a reasonable basis for any claim that the Company does not so own or license any of such Company Intellectual Property or the Trade Secrets.

(e)           Validity and Enforceability.  To the Company’s knowledge, the Company Intellectual Property is valid, enforceable, and subsisting.  The Company has not received any notice or claim challenging or questioning the validity or enforceability of any of the Company Intellectual Property or indicating an intention on the part of any Person to bring a claim that any of the Company Intellectual Property is invalid or unenforceable or has been misused, and, with respect to the Patents contained within the Company Intellectual Property, to the Company’s knowledge, the Company has disclosed relevant prior art in the prosecution of its Patents in accordance with its obligations pursuant to 37 CFR 1.56.

(f)            Status and Maintenance of Company Intellectual Property and Trade Secrets.  Except as set forth in Section 4.6(f) of the Schedule of Exceptions: (i) to the Company’s knowledge, the Company has not taken any action or failed to take any action (including the manner in which it has conducted its business, or used or enforced, or failed to use or enforce, any of the Company Intellectual Property or Trade Secrets) that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Intellectual Property or in any of the Trade Secrets not remaining proprietary to the Company; and (ii) all Company Intellectual Property that has been registered or filed, to the Company’s knowledge, has been registered or filed in accordance with all applicable legal requirements (including, in the case of the Company’s Marks, the timely post-registration filing of affidavits of use and incontestability and renewal applications).  To the Company’s knowledge, the Company has timely paid all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Intellectual Property.  The Company hereby covenants and agrees that it shall not, prior to the Closing Date, sell, assign, transfer, license, abandon, let lapse, disclose, misuse, misappropriate, diminish, destroy or otherwise dispose of or encumber the Company Intellectual Property or the Trade Secrets in any manner.

(g)           License Agreements.  Section 4.6(g)(1) of the Schedule of Exceptions sets forth a complete and accurate list of all agreements currently in effect granting to the Company any right under or with respect to any Company Intellectual Property or Trade Secrets other than standard desktop software applications used generally in the Company’s operations.  Section 4.6(g)(2) of the Schedule of Exceptions sets forth a complete and accurate list of all license agreements currently in effect under which the Company licenses or grants any other rights under any Company Intellectual Property or Trade Secrets to another Person, excluding non-exclusive internal use licenses granted by the Company to end user customers that have purchased or licensed products.

(h)           Sufficiency of the Company Intellectual Property.  To the Company’s knowledge, the Company Intellectual Property and the Trade Secrets together constitute all the material Intellectual Property rights necessary for the conduct of the Company’s business as it is currently conducted and reasonably anticipated to be conducted in the future.

(i)            No Infringement by the Company or Third Parties; No Violations.  To the Company’s knowledge, none of the products, processes, services, or other technology or materials, or any Company Intellectual Property or Trade Secrets developed, used, leased, licensed, sold, imported or otherwise distributed or disposed of, or otherwise commercially exploited by or for the Company or any other activities or operations of the Company infringes upon, misappropriates, violates, dilutes or constitutes the unauthorized use of, any Intellectual Property of any third party, and the Company has not received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor, to the knowledge of the Company, is there any reasonable basis therefor.  No Company Intellectual Property or Trade Secrets are subject to any outstanding order, judgment, decree, or stipulation restricting the use thereof by the Company or, in the case of any Company Intellectual Property or Trade Secrets licensed to others, restricting the sale, transfer, assignment or licensing thereof by the Company to any Person.  To the Company’s knowledge, no third party is misappropriating, infringing, diluting or violating in any material respect any Company Intellectual Property or the Trade Secrets.  To the Company’s knowledge, no product, technology, service or publication of the Company violates any law or regulation.

(j)            Restrictions on Employees.  To the knowledge of the Company, no employee or independent contractor of the Company is obligated under any agreement or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would or may materially interfere with such employee or contractor carrying out his or her duties for the Company or that would materially conflict with the Company’s business as presently conducted and proposed to be conducted.

4.7           Capitalization.  The authorized capital stock of the Company as of the date of this Agreement consists of 100,000,000 shares of Company Common Stock, 5,000,000 shares of

Preferred Stock, no par value, of which 25,000 shares have been designated Series A Preferred Stock (the “Series A Preferred”).  As of the close of business on March 31, 2003 there were (i) 16,460,566 shares of Common Stock issued and outstanding, of which no shares were owned by the Company, (ii) 12,015 shares of Series A Preferred issued and outstanding, of which no shares were owned by the Company, and (iii) no other shares of any other class or series of capital stock of the Company issued or outstanding.  As of the close of business on March 31, 2003, there were issued and outstanding Common Stock Purchase Warrants, no par value (the “Company Warrants”) to purchase 1,818,629 shares of Common Stock with a weighted average exercise price of $4.56.  The Company has no capital stock reserved for issuance, except that, as of the day prior to execution of this Agreement, there were (i) 3,325,217 shares of Common Stock reserved for issuance pursuant to options outstanding on the date hereof pursuant to the Company’s Amended and Restated 1995 Stock Option Plan, (ii) 1,818,629 shares of Common Stock reserved for issuance upon exercise of the Company Warrants, (iii) 1,404,102 shares of Common Stock reserved for issuance upon conversion of the Series A Preferred, (iv) 981,975 shares of Common Stock reserved for issuance upon conversion of the Convertible Promissory Note of the Company dated January 21, 2000 (the “Convertible Note”), (v) 821,959 shares of Common Stock reserved for issuance pursuant to an option outstanding on the date hereof pursuant to the conditional option issued to Biovail Laboratories Incorporated with an exercise price of $5.125 (the “Biovail Conditional Option”), (vi) 210,835 shares of Common Stock reserved for issuance pursuant to an option outstanding on the date hereof pursuant to the purchaser’s option issued to Biovail Laboratories Incorporated with an exercise price of $5.707 (the “Biovail Option”); and (vii) 3,240,745 shares reserved for issuance upon exercise of the Warrants.  Since the day prior to execution of this Agreement, the Company has not issued any options, warrants or capital stock except pursuant to the exercise of options or Company Warrants or the conversion of the outstanding Series A Preferred or the Convertible Note outstanding as of such date and in accordance with their terms.  The Common Stock to be issued upon exercise of the Warrants and the Additional Warrants have been duly authorized and reserved for issuance and, when issued upon such exercise, will be validly issued, fully paid and non-assessable.  The shares of Common Stock issuable upon conversion of the Series A Preferred referenced in clause (iii) above, have been duly authorized and reserved for issuance and upon issuance upon conversion of the Series A Preferred, will be validly issued, fully paid and non-assessable.  All the outstanding Common Stock and Series A Preferred are, and all shares of Common Stock which may be issued pursuant to the exercise of outstanding options or Company Warrants or the outstanding Biovail Conditional Option or the outstanding Biovail Option or upon conversion of the outstanding Convertible Note have been duly authorized and reserved for issuance and, when issued in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and nonassessable.  Except for the Convertible Note, there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding.  Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.  The issuance of Common Stock or other securities pursuant to any provision of this Agreement or the Warrants or Additional Warrants will not give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights, other than as set forth in Section 4.7 of the Schedule of Exceptions.

4.8           Litigation.  There is no pending or, to the Company’s knowledge, threatened, legal, administrative or governmental action, suit or other proceeding to which the Company is a party or to which it or its property or assets are or reasonably may be subject.

4.9           Governmental Consents.  No (a) consent, approval, order or authorization of, or (b) registration, qualification, designation, declaration or filing with, any federal, state, or local administrative, regulatory or governmental authority (each, a “Governmental Authority”) or any other Person (including without limitation the approval or consent of any shareholders of the Company (“Shareholder Approval”) pursuant to any rule, regulation or requirement of the American Stock Exchange (“AMEX”) or under the California General Corporation Law) is required in connection with the execution and delivery of this Agreement, the issuance and sale of the Securities, the consummation of the other transactions contemplated hereby, or the performance by the Company of its obligations hereunder except for (i) compliance with the requirements of the AMEX (which, for avoidance of doubt, does not require Shareholder Approval), (ii) compliance with the notice filing required by Rule 506 under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and any securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be timely effected in accordance with such requirements and laws and (iii) the filing of a registration statement and all amendments thereto with the SEC, and causing such registration statement to become and remain effective, as contemplated by Section 8.1 of this Agreement.

4.10         No Company Material Adverse Change.  Since December 31, 2002, there has not been a Company Material Adverse Change or any event, condition or occurrence which could reasonably be expected to have a Company Material Adverse Change.

4.11         Listing; Maintenance of Listing.  The Common Stock is traded on AMEX.  The Company has obtained listing approval from the AMEX (and any other securities exchange upon which the Common Stock is listed) for the listing of the Common Stock purchased hereunder (and all Warrant Shares).  All such securities will be approved for listing on the AMEX (and any other securities exchange upon which the Common Stock is listed) immediately upon the effectiveness of the Registration Statement required to be filed by the Company pursuant to Section 8 hereof (the “Registration Statement”).  For so long as the Company is obligated to keep and maintain the effectiveness of the Registration Statement, the Company will use its reasonable best efforts to maintain its listing on the AMEX; provided, however, that this Section 4.11 shall not prohibit the Company from listing the Common Stock on the Nasdaq National Market, provided, that the Company takes appropriate actions to ensure that all shares of Common Stock purchased hereunder (and the Warrant Shares) also are listed on the Nasdaq National Market upon and at all times during the effectiveness of the Registration Statement.

4.12         Board Matters.

(a)           MDS Nominee.  For so long as the MDS Parties (as defined below) are the “beneficial owners” (as defined in Rule 13d-3 of the Exchange Act) of a number of shares of Common Stock equal to at least 25% of the aggregate number of shares of Common Stock purchased by the MDS Parties (as defined below) at the Closing (as adjusted for stock splits, stock dividends and other similar transactions affecting the Common Stock of the Company which occur after the Closing Date), the MDS Parties (as defined below) then holding the Securities shall be entitled to designate one nominee for director (the “MDS Nominee”) for election to the Company’s Board of Directors.  In connection with the foregoing, the Company will use its best efforts to effect such election to be effective one day after the Closing Date and to cause the MDS Nominee to continue as a member of the Company’s Board of Directors for so long as the MDS Parties, together with their respective Affiliates and subsidiaries, holds at least the minimum number of shares of Common Stock specified in the preceding sentence, including the inclusion of the designated MDS Nominee on the recommended slate of directors presented at each regular or special meeting of the shareholders of the Company at which directors of the Company are to be elected.  The initial MDS Nominee shall be Michael Callaghan.  For purposes hereof, “MDS Parties” means, collectively, (i) MDS Capital Corp., an Ontario corporation (“MDS”), (ii) any Affiliate of MDS or any other MDS Party, and (iii) any Person which is an investment fund to which MDS or any of its Affiliates provides investment management and/or advisory services, which for greater certainly currently includes MDS Life Sciences Technology Fund II NC Limited Partnership, MDS Life Sciences Technology Fund II Quebec Limited Partnership, MLII Co-Investment Fund NC Limited Partnership and SC Biotechnology Development Fund LP and “MDS Party” means any one of the MDS Parties.  “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person; a Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of equity interest in such other Person, by contract, or otherwise.

(b)           Company Nominee.  For so long as the Purchasers and the MDS Parties, together with their Affiliates and subsidiaries, collectively are the “beneficial owners” (as defined in Rule 13d-3 of the Exchange Act) of a number of shares of Common Stock equal to at least 25% of the aggregate number of shares of Common Stock of the Company purchased by the Purchasers at the Closing (as adjusted for stock splits, stock dividends and other similar transactions affecting the Common Stock of the Company which occur after the Closing Date), the Company and the MDS Parties then holding Securities shall jointly designate a nominee for election to the Company’s Board of Directors an individual (the “Company Nominee”) who is an “independent director” and has extensive experience in pharmaceutical development.  For purposes of this Section 4.12, a person who meets all of the following criteria shall be deemed to be an “independent director”: any person who (i) has not been employed by the Company or any of its subsidiaries for the current year or any of the past three years; (ii) has not accepted any compensation from the Company or any of its subsidiaries in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation; (iii) is not a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its subsidiaries as an executive officer (“immediate family” includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home); (iv) is not a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the Company received, payments (other than those arising solely from investments in the corporation’s securities) that exceed the greater of (A) 5% of the corporation’s or business organization’s consolidated gross revenues for that year and (B) $200,000 in any of the past three years; (v) is not employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee; and (vi) is not an employee, director, officer, partner, member, principal or founder of any entity that provides legal, accounting or other professional services to the Company or its subsidiaries.  In connection with the foregoing, the Company will use its best efforts to effect such appointment as promptly as reasonably practicable after the Closing Date but in any event within six months after the Closing Date, and to cause the Company Nominee to continue as a member of the Company’s Board of Directors for so long as the Purchasers and the MDS Parties, together with their respective Affiliates or subsidiaries, collectively hold at least the minimum number of shares of Common Stock specified in the first sentence of this Section 4.12(b), including the inclusion of the designated Company Nominee on the recommended slate of directors presented at any regular or special meeting of the shareholders of the Company at which directors of the Company are to be elected.  Prior to such election, the designated Company Nominee shall be entitled to be an observer at the meetings of the Company’s board of directors and shall be provided all materials provided to the members of the board of directors with respect to such meetings reasonably in advance of each such meeting.  The Company Nominee shall be subject to the approval of the holders of a majority of the Securities, such approval not to be unreasonably delayed, conditioned or withheld.

(c)           Voting Commitments.  In order to accomplish the purpose and intent of the preceding subparagraphs (a) and (b), namely that the MDS Nominee and the Company Nominee shall be elected to the Company’s Board of Directors and continue to hold such positions for the entire time the MDS Parties, or the Purchasers, as the case may be (together with their respective Affiliates and subsidiaries) hold the minimum number of shares of Common Stock specified in the first sentences of such subparagraphs, the Company shall cause the execution and delivery of a Nominee Voting Commitment in the form attached hereto as Exhibit G by each of the Persons named therein.  The Purchasers, together with the Persons named herein as signatories to the Nominee Voting Commitments, collectively own or control at least 42.0% of the outstanding voting stock of the Company as of the date hereof.  Further, each of the Purchasers hereby unconditionally and irrevocably covenants and agrees to vote all shares of voting stock of the Company now or at any time owned or controlled by such Purchaser at any regular or special meeting of the shareholders of the Company at which directors of the Company are to be elected (or pursuant to any written consent to effect the same) to cause the elections of the MDS Nominee and the Company Nominee.

(d)           D&O Insurance; Director Fees and Expenses.  For so long as the MDS Nominee or the Company Nominee serve on the Company’s Board of Directors, the Company shall indemnify the MDS Nominee and the Company Nominee to the full extent of California and any other applicable law and shall maintain a policy of Directors and Officers Insurance with coverage amounts and scope of coverage comparable to the coverage amounts and scope of coverage of the Company’s current Directors and Officers Insurance Policy, and underwritten by a financially sound, nationally recognized insurance company.  In addition, the MDS Nominee and the Company Nominee shall be entitled to receive the same compensation for serving as directors as is afforded to other members of the Board of Directors and shall be reimbursed for the reasonable costs and expenses incurred in preparing for, traveling to and attending meetings of the Board of Directors and otherwise serving in such capacity.

(e)           Director Independence.  The Company shall use its reasonable best efforts to take all action to cause a majority of the members of the Company’s Board of Directors to be “independent directors” (as defined in Section 4.12(b) above) as promptly as practicable after the Closing Date, but in any event no later than six months after the Closing Date.  For the avoidance of doubt, in addition to compliance with the provisions of this Section 4.12(e), the Company shall at all times be in compliance with the rules and regulations of AMEX (or any other securities exchange or quotation system on which the Common Stock is then listed or quoted).  The parties hereby agree that, following the appointment of the MDS Nominee to the Company’s Board of Directors, the following directors will be considered independent directors within the meaning of this Section 4.12(e):  G. Steven Burrill, W. Leigh Thompson and the MDS Nominee, in each case for so long as such persons continue to qualify under the standards set forth in the definition of “independent director” specified above.

(f)            Board Size.  The Company agrees that the maximum size of the Company’s Board of Directors shall be seven members from and  after the Closing, excluding:  (i) any directors nominated by Biovail Laboratories Incorporated (“Biovail”) pursuant to Section 3.02 of the Stock Purchase Agreement between Biovail and the Company dated as of May 28, 2002; (ii) any director nominated by Elan Corporation, plc (“Elan”) pursuant to Clause 5.1.1. of the Subscription, Joint Development and Operating Agreement by and among Elan, Elan Pharma International Limited, Elan International Services, Ltd. and the Company and DepoMed Development, Ltd.; (iii) any directors in excess of seven members to the extent necessary to comply with SEC regulations or other regulatory requirements or stock exchange listing standards applicable to the Company; and (iv) any directors in excess of seven members approved by a majority of the Company’s independent directors (as defined in Section 4.11(b) above) or by at least two-thirds of the Company’s entire Board of Directors.

4.13         Investment Company.  The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

4.14         Indebtedness.  The SEC Reports filed on or prior to the date hereof (and prior to the execution and delivery of this Agreement by the parties hereto) set forth all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has any commitments or payment obligations.  For the purposes of this Agreement, “Indebtedness” means:

(a)           any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business);

(b)           all guaranties, endorsements and other contingent obligations in respect of indebtedness or payment obligations of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

(c)           the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP.

The Company is not in default with respect to any Indebtedness.

4.15         Certain Fees.  Other than the fees specified in Section 4.16 of Exhibit D payable by the Company to Thomas Weisel Partners LLC (the “Placement Agent”), no brokers’, finders’ or financial advisory fees or commissions are payable by the Company with respect to the transactions contemplated by this Agreement.

4.16         Material Agreements.  Except as set forth in the SEC Reports filed on or prior to the date hereof (and prior to the execution and delivery of this Agreement by the parties hereto), the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to Form 10-K, Form 10-Q or Form 8-K or which is otherwise material to the Company (each, a “Material Agreement”).  The Company has timely observed and performed all material obligations required to be observed and performed by it under each such Material Agreement, has never received any notice alleging or asserting a violation or breach thereof or default thereunder and, to the Company’s knowledge, is not in breach of or default under any Material Agreement now in effect, the result of which could reasonably be expected to cause a Company Material Adverse Effect.

4.17         Transactions with Affiliates.  Except as set forth in the SEC Reports filed on or prior to the date hereof (and prior to the execution and delivery of this Agreement by the parties hereto), there are (i) no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions with aggregate obligations of any party exceeding $25,000 between (a) the Company or any of its customers or suppliers, on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any person who would be covered by Item 404(a) of Regulation S-K, or any company or other entity controlled by any such officer, employee, consultant, director or person (collectively, “Covered Persons”), and (ii) no transactions or contemplated transactions with any Covered Persons that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

4.18         Taxes.  The Company has accurately prepared and timely filed all federal, state, local, foreign and other tax returns for income, gross receipts, sales, use and other taxes, assessments and custom duties (collectively “Taxes”) required by law to be filed by it, has timely paid or made provisions for the payment of all Taxes shown to be due, and adequate provisions have been and are reflected in the financial statements of the Company for all current Taxes and other charges to which the Company is subject and which currently are not due and payable, except for Taxes which, if unpaid, individually or in the aggregate, do not and would not have a Company Material Adverse Effect.  None of the state or federal income tax returns of the Company for the past six years has been audited by the Internal Revenue Service or any state taxing authority, nor has the Company received any notice of any pending or threatened audit or examination.  The Company has no knowledge of any additional assessments, adjustments or contingent liability for Taxes (whether federal, state, local or foreign) pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

4.19         Stabilization.  The Company has not taken, and the Company will use its reasonable best efforts to cause each of its officers, directors and Affiliates not to take, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result in, stabilization or manipulation under the Exchange Act of the price of any capital stock of the Company.

4.20         Environmental Matters.  All real property at any time owned, leased or otherwise operated by Company is free of contamination relating to the Company, its business or its use and occupation thereof, from any substance, waste or material currently identified to be toxic or hazardous pursuant to, within the definition of a substance which is toxic or hazardous under, or which may result in liability under, any Environmental Law, including, without limitation, any asbestos, polychlorinated biphenyls, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance (“Hazardous Substance”) which has or could reasonably be expected to cause or constitute a health, safety, or environmental hazard to any Person or property or result in any environmental liabilities and costs in excess of $100,000 in the aggregate.  The Company has not caused or suffered to occur any release, spill, migration, leakage, discharge, disposal, uncontrolled loss, seepage, or filtration of Hazardous Substances which could reasonably be expected to result in environmental liabilities and costs in excess of $100,000 in the aggregate.  The Company has generated, treated, stored and disposed of any Hazardous Substances in full compliance with applicable Environmental Laws (as defined below), except for such non-compliances which could not reasonably be expected to have a Company Material Adverse Effect.  The Company has obtained, or has applied for, and is in full compliance with and in good standing under all permits required under Environmental Laws (except for such failures which could not reasonably be expected to have a Company Material Adverse Effect) and the Company has no knowledge of any proceedings to substantially modify or to revoke any such permit.  There are no investigations, proceedings or litigation pending or, to the Company’s knowledge, threatened, affecting or against the Company or any of its current or former facilities relating to Environmental Laws or Hazardous Substances.  For purposes of this Agreement, “Environmental Laws” means all federal, national, state, regional and local laws, statutes, ordinances and regulations, in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including orders, consent decrees or judgments relating to the regulation and protection of human health, safety, the environment and natural resources.

4.21         Labor, Employment and Benefit Matters.

(a)           There are no strikes or other labor disputes against the Company pending or, to the Company’s knowledge, threatened.  Hours worked by and payment made to employees of the Company have been in compliance with the Fair Labor Standards Act and any other applicable labor or employment law (except such non-compliance as could not reasonably be expected to have a Company Material Adverse Effect).  There is no organizing activity involving employees of the Company pending or, to the Company’s knowledge, threatened by any labor union or group of employees.  There are no representation proceedings pending or, to the Company’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company has made a pending demand for recognition.  There are no complaints or charges against the Company pending or, to the Company’s knowledge, threatened, to be filed with any Governmental Authority or arbitrator based on, arising out of or in connection with, or otherwise relating to, the employment or termination of employment by the Company of any individual.

(b)           The Company is not, and during the five years preceding the date of this Agreement was not, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company.

(c)           Each employee benefit plan of the Company is in compliance with all applicable law, except for such noncompliance which could not reasonably be expected to have a Company Material Adverse Effect.

(d)           The Company has no liabilities, contingent or otherwise, including without limitation, liabilities for retiree health, retiree life, severance or retirement benefits, which are not fully reflected on the Company’s balance sheet as of December 31, 2002 or fully funded.  The term “liabilities” as used in the preceding sentence shall be calculated in accordance with reasonable actuarial assumptions and also shall include any obligation owed to a Governmental Authority for the purpose of providing retiree health, retiree life, severance, retirement or other benefits.

(e)           The Company has not terminated any “employee pension benefit plan “ as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations promulgated thereunder (“ERISA”) or incurred or expects to incur any outstanding liability under Title IV thereunder.

4.22         Compliance with Law.

(a)           The Company is in compliance in all material respects with all Applicable Laws.  For purposes of this Agreement, “Applicable Laws” includes, without limitation, all applicable laws relating to health care, the health care industry and the provision of health care services, third party reimbursement (including Medicare and Medicaid), public health and safety (including without limitation the Federal Food, Drug and Cosmetics Act, the Controlled Substances Act and the Comprehensive Drug Abuse Prevention and Control Act of 1970 and any other similar act or law to which the Company is subject and the rules and regulations promulgated by the United States Food and Drug Administration, the United States Drug Enforcement Administration and similar authorities in any U.S. or non-U.S. jurisdiction with jurisdiction over the Company) and wrongful death and medical malpractice.  The Company has not received any notice of, nor does the Company have any knowledge of, any violation (or of any investigation, inspection, audit or other proceeding by any Governmental Authority involving allegations of any violation) of any Applicable Law involving or related to the Company which has not been dismissed or otherwise disposed of.  The Company has not received notice and otherwise has no knowledge that the Company is charged with, threatened with or under investigation with respect to, any violation of any Applicable Law, and the Company has no knowledge of any proposed change in any Applicable Law that would have a Company Material Adverse Effect.  The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability, including, without limitation ,any liability under any of the Material Agreements, which may be material to its business, prospects, financial condition, operations, property or affairs or result in a Company Material Adverse Effect.  There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether federal, state, county or local, which would prohibit the Company from, or otherwise materially adversely affect the Company in conducting its business in any jurisdiction in which it proposes to conduct business.

(b)           The Company has, and, to the Company’s knowledge, all professional employees or agents of the Company who are performing health care or health care related functions on behalf of the Company have, all licenses, franchises, permits, accreditations, provider numbers, authorizations, including certificates of need, consents or orders of, or filings with, or other approvals from all Governmental Authorities (“Approvals”) necessary for the conduct of, or relating to the operation of, the business of the Company and the occupancy and operation, for its present uses, of the real and personal property which the Company owns or leases.  Neither the Company nor, to the Company’s knowledge, its professional employees or agents (acting in such capacities) is in violation of any such Approval in any material respect or any terms or conditions thereof.  All such Approvals are in full force and effect, have been issued to and fully paid for by the holder thereof and no notice or warning from any Governmental Authority with respect to the suspension, revocation or termination of any Approval has been, to the knowledge of the Company, threatened or issued or given to the Company.  No such Approvals will in any way be affected by, terminate or lapse by reason of the consummation of all or any portion of the transactions contemplated by this Agreement.

4.23         Certain Regulatory Matters.  The Company has not since inception received notice that the Company has been, or to the Company’s knowledge will be, the subject of any investigative proceeding before any federal or state regulatory authority or the agent of any such authority, including, without limitation, federal and state health authorities.

4.24         Ownership of Property.  The Company has (a) good and marketable and insurable fee simple title to its owned real property, free and clear of all liens, claims, charges or encumbrances, (b) a valid and marketable leasehold interest in all leased real property, and each of such leases is valid and enforceable by the Company in accordance with its terms and is in full force and effect, and (c) good and marketable title to, or valid leasehold interests in, all of its other properties and assets free and clear of all liens, claims, charges or encumbrances, except as set forth in that certain Loan and Security Agreement, dated as of March 29, 2001, by and between the Company and GATX Ventures, Inc.

4.25         Registration Rights.  Except as specified in Section 4.25 of Exhibit D or as provided in this Agreement, the Company is not under any obligation to register under the Securities Act. any of its presently outstanding securities or any securities which hereafter may be issued.

4.26         Insurance.  The Company maintains insurance policies which are in full force and effect and are in amounts and for coverage customary and reasonably prudent for the industry in which Company operates and in light of the value of the Company’s assets and properties and the hazards to which they are subjected.

4.27         Indemnification.  The Company shall indemnify and hold harmless each Purchaser, and each officer, director or Affiliate of such Purchaser (each, an “Indemnified Party”), from and against any and all claims, costs, losses, damages, judgments, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel as incurred in connection with investigating, preparing for, prosecuting and defending against any action, suit or proceeding, referred to collectively as “Losses”) incurred or suffered by any Indemnified Party arising out of any misrepresentation or material omission of or relating to the Company contained herein or any breach of or failure to observe, perform or comply with any representation, warranty, covenant or agreement made or to be observed, performed or complied with by the Company pursuant to this Agreement.  Such indemnification shall, to the extent it relates to claims or causes of actions against an Indemnified Party asserted by a third party or another Purchaser, be subject to the procedures and provisions set forth in Sections 8.2(d), (e) and (f) hereof, but shall not be subject to or interpreted or applied with reference to any other subsection of Section 8.2.

4.28         S-3 Eligibility and 144 Availability.  The Company currently is eligible to register its securities for resale by selling shareholders under a Registration Statement on Form S-3 and the Company is unaware of any facts or circumstances that reasonably might render such form unavailable for use by the Company to register all Registrable Securities as provided herein.  The Company is not aware of any facts and circumstances relating to the Company or its status as a reporting Company under the Exchange Act which would cause its shareholders to be ineligible to sell securities pursuant to Rule 144 under the Securities Act, assuming such shareholders comply with the volume, manner of sale, timing and any other applicable requirements applicable to sales by such shareholders under Rule 144.

SECTION 5.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

5.1           Each Purchaser, severally as to itself and its affairs only and not jointly with any other Purchaser, represents and warrants to and, where applicable, covenants with the Company that:

(a)           Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, is sufficiently knowledgeable, sophisticated and experienced in investment matters to evaluate the merits and risks of purchasing and holding the Securities.

(b)           Purchaser is acquiring the Securities for its own account for investment only and with no present intention of reselling or distributing such Securities in violation of the Securities Act.  Purchaser has no arrangements or understandings with any other Person, group or entity regarding the transfer, resale or distribution of any such Securities in violation of the Securities Act.

(c)           Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except as permitted by this Agreement and in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated there under.

(d)           Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a “Qualified Institutional Buyer” within the meaning of Rule 144A promulgated under the Securities Act.

(e)           Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement in accordance with its terms.  Upon the execution and delivery of this Agreement by each Purchaser, this Agreement shall constitute a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) enforceability may be limited by equitable principles generally, and (iii) enforceability of those provisions of Section 8.2 relating to indemnity may be limited under applicable law or for reasons of public policy.

5.2           Restrictions on Transfer.  For so long as the Company complies in all material respects with all of the provisions of Section 8.1 hereof, except as set forth below, during the period beginning on the date hereof and ending on the date that the Registration Statement is declared effective by the SEC, each Purchaser covenants and agrees not to, and will cause its officers, directors and Affiliates not to, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Securities, enter into a transaction which would have the same effect, or enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap or other arrangement; provided, however, that the foregoing covenants shall not restrict or prohibit (a) any of the Purchasers or their respective Affiliates from entering into any hedging transaction with respect to securities of the Company (“Company Securities”) or (b) transfers or assignments of Company Securities between or among any of the MDS Parties or between or among any of the Purchasers and their respective Affiliates, in each case subject only to compliance with applicable law; provided, further, however, that the foregoing restrictions are expressly conditioned upon and subject to the requirement that the directors and executive officers of the Company must agree to the same restrictions and prohibitions with respect to any Company Securities owned by them as those applicable to Purchaser set forth above, by executing and delivering a written instrument, in form and substance reasonably satisfactory to Purchaser, evidencing and effecting the same.  For avoidance of doubt, nothing contained in this Section 5.2 shall restrict or prohibit a Purchaser from (a) exercising Warrants or Additional Warrants or (b) relinquishing Warrants or Additional Warrants pursuant to a Cashless Exercise (as defined in the Warrants and Additional Warrants) thereof.

5.3           Legends.  The Purchasers acknowledge and agree that the Securities may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS, WHICH ARE SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED APRIL 21, 2003, WHICH ALSO CONTAINS VARIOUS OTHER PROVISIONS AFFECTING THESE SECURITIES, BINDING UPON TRANSFEREES HEREOF.  A COPY OF THIS AGREEMENT MAY BE OBTAINED FROM THE CORPORATION OR ITS LEGAL COUNSEL.”

In addition, certificates representing the Securities may contain any legend required by the blue sky laws of any other state to the extent such laws are applicable to the purchase and sale of the Securities hereunder.  All such legends shall be removed (or replacement certificates without such legends shall be issued), promptly upon any Purchaser’s request, at any time from and after the earliest of (i) the resale of the Securities pursuant to the Registration Statement (as defined below) following the effectiveness of the Registration Statement, (ii) receipt by the Company, following the effectiveness of the Registration Statement, of a certification from the Purchaser that the Securities will be resold pursuant to the Registration Statement and in accordance with applicable prospectus delivery requirements or (iii) the time that the Securities may be freely resold by the Purchaser pursuant to Rule 144.

5.4           Restricted Securities.  Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, each Purchaser represents that it is familiar with Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.5           No Recommendation by Regulatory Authorities.  The Securities offered hereby have not been recommended by any federal or state securities commission or regulatory authority.  Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Agreement.  Any representation to the contrary is a criminal offense.

SECTION 6.         CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Securities and deliver the Securities purchased by each respective Purchaser at the Closing shall be subject to the following conditions, unless waived by the Company:

6.1           Receipt of Payment.  The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by each respective Purchaser at the Closing as set forth opposite such Purchaser’s name on the Schedule of Purchasers attached as Exhibit A.

6.2           Representations and Warranties.  The representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct in all material respects when made and shall be true and correct in all materials respects on the Closing Date.

SECTION 7.         CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING.

Each Purchaser’s obligation to accept delivery of the Securities and to pay for the Securities shall be subject to the following conditions, to the extent not waived by such Purchaser:

7.1           Representations and Warranties Correct; Compliance with Covenants.  The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date.  The Company shall have complied with all covenants required to have been performed by it prior to the Closing Date.

7.2           Compliance Certificate.  Each Purchaser shall have received a certificate signed by an appropriate officer of the Company certifying to the fulfillment of the conditions set forth in this Section 7.

7.3           Opinion of Counsel.  The Purchasers shall have received an opinion of Heller Ehrman White & McAuliffe LLP, counsel to the Company, in the form attached hereto as Exhibit E.

7.4           Board of Directors.  The MDS Nominee shall have been appointed to the Company’s Board of Directors, such appointment to take effect one business day after the Company’s receipt of the purchase price for the Securities set forth opposite MDS Capital’s name on Schedule of Purchasers attached as Exhibit A.

7.5           Minimum Purchase Amount.  The Company shall sell and issue a minimum of at least $15,000,000 aggregate purchase price of Common Stock to the Purchasers collectively at the Closing, of which at least 15% of the aggregate number of shares of Common Stock so sold and issued at the Closing must be purchased by Biovail.

7.6           Officer and Director Lock-Up Agreement.  Each of the directors and executive officers of the Company shall have executed and delivered the Lock-Up Agreement attached as Exhibit F.

7.7           Voting Commitment.  John N. Shell, John W. Shell and Orbimed Advisors LLC shall have executed and delivered Nominee Voting Commitments in the form attached as Exhibit G.

7.8           Secretary’s Certificate.  The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement, the issuance of the Securities, the reservation for issuance of any Warrant Shares issuable upon exercise of the Warrants and Additional Warrants, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company.

7.9           No Injunctions.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the issuance and sale of the Securities and the consummation of the other transactions contemplated hereby.

7.10         No Stop Orders.  No stop order or suspension of trading shall have been imposed by AMEX, the Commission or any other governmental regulatory body with respect to public trading in the Common Stock.

SECTION 8.                            REGISTRATION OF REGISTRABLE SECURITIES; COMPLIANCE WITH THE SECURITIES
ACT.

8.1           Registration Procedures and Expenses.  The Company hereby covenants and agrees to do the following:

(a)           The Company shall prepare and file the Registration Statement with the Commission as promptly as practicable, but in any event within ten business days, after the Closing Date.  The Registration Statement shall be a “shelf” registration statement on Form S-3 if the Company is then eligible to use such form or, if not then eligible, another form of registration statement then available to the Company appropriate for the intended method or methods of disposition of the Common Stock purchased hereunder and the Warrant Shares (collectively, the “Registrable Securities”), including without limitation a registration statement on Form S-1.  The Registration Statement shall register with the Commission the resale by the Purchasers, from time to time, of the Registrable Securities through AMEX (or any other securities exchange or quotation system on which the Common Stock is then listed or quoted) or in privately-negotiated transactions, and shall not include any other securities of the Company or any other holder without the prior written consent of MDS and the holders of a majority of the Common Stock and Warrant Shares held by the Purchasers, except pursuant to piggyback registration rights granted by the Company to (i) Biovail pursuant to the Registration Rights Agreement dated as of July 9, 2002 by and between the Company and Biovail, and (ii) Elan International Services, Ltd. (“EIS”) pursuant to the Registration Rights Agreement dated as of January 21, 2000 by and between the Company and EIS.  The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective within five business days after receipt of notification that the Registration Statement will not be subject to SEC review, and within 60 days after the Closing Date in the event of an SEC review.

(b)           In connection with the Company’s registration obligations under this Section 8, in addition to filing the Registration Statement as provided in Section 8.1(a), the Company shall as promptly as practicable:

(i)            Prepare and file with the SEC such amendments, (including without limitation such amendments as may be necessary to register all Warrant Shares issuable upon exercise of Additional Warrants and, if including all such Warrant Shares in one amendment would cause the amended Registration Statement to not be immediately effective upon filing by virtue of Rule 462 promulgated under the Securities Act, the Company shall file successive amendments to accomplish such registration such that all amendments include the maximum number of additional Warrant Shares possible and are immediately effective upon filing) and supplements to the Registration Statement and the prospectus included therein as may be necessary to keep the Registration Statement and such prospectus effective and to ensure that the statements made therein are not misleading in any material respect (or void of any statement necessary to make the statements made therein not misleading in light of the circumstances in which the statements therein were made) until the earliest of (A) the date on which all Registrable Securities have been sold thereunder; (B) such time as all of the Registrable Securities held by each Purchaser can be sold within a given three-month period pursuant to

Rule 144 under the Securities Act; or (C) the date on which all Registrable Securities are freely tradable without restriction under the Securities Act.  Notwithstanding the foregoing, following the effectiveness of the Registration Statement, the Company may request that the Purchasers refrain from selling Registrable Securities under the Registration Statement for up to 30 days, as appropriate (a “Suspension Period”), by giving reasonable prior written notice to the Purchasers, if the Company’s Board of Directors shall have determined in good faith that information contained in the Registration Statement contains material misstatements or omissions and correcting the same would require the Company to disclose any material corporate development not otherwise required to be then disclosed under applicable law and that disclosure of such information at the time would not be in the best interests of the Company; provided, however, that this right shall in no way minimize, mitigate or limit the Company’s obligations under subsection 8.1(b)(iv) below to promptly prepare, file and deliver to the Purchasers a prospectus supplement or amendment by no later than the 30th day after the commencement of the Suspension Period or such shorter period as is reasonably practicable and appropriate.  Notwithstanding the foregoing, the Company may not give notice of a Suspension Period more than twice during any twelve (12) month period, and in each event the Company must use its reasonable best efforts to resolve the underlying cause or reason for the Suspension Period as promptly as practicable such that the Suspension Period is as short as practicable.  Each Purchaser agrees that, upon receipt of any notice from the Company of a Suspension Period, such Purchaser will not sell any Registrable Securities pursuant to the Registration Statement until the earlier of (i) 30 days thereafter and (ii) the date that (A) such Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed, (B) such Purchaser has received copies of any additional or supplemental or amended prospectus, if applicable, and (C) such Purchaser has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

(ii)           Furnish to each Purchaser a draft of the selling shareholder table and plan of distribution from the Registration Statement prior to its filing with the Commission.  Each Purchaser shall furnish to the Company such information regarding each such Purchaser’s beneficial ownership of the Company’s Common Stock, as well as each Purchaser’s proposed method of distribution of the Registrable Securities within three business days of receipt of such draft of the selling shareholder table and plan of distribution from the Registration Statement.

(iii)          Permit special counsel to MDS and special counsel to Biovail to review any comments made by the staff of the Commission and the Company’s responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company).

(iv)          Notify each Purchaser, promptly after receiving notice thereof, when the Registration Statement is declared effective by the Commission.

(v)           Furnish to each Purchaser who is selling Registrable Securities the reasonable number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto but excluding all documents incorporated by reference therein, unless specifically requested by such Purchaser), and the prospectus included in such Registration Statement (including each preliminary prospectus and prospectus supplement) as such Purchaser reasonably may request.

(vi)          File any documents required of the Company for blue sky clearance in states specified in writing by a Purchaser and take any and all such actions as may be reasonably necessary or advisable to enable such Purchaser to consummate the planned disposition of Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(vii)         Notify each Purchaser, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act within the period that the Company is required to keep the Registration Statement effective, of any event as a result of which the prospectus included in the Registration Statement (as then in effect) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  As promptly as practicable following any such occurrence, the Company shall prepare and furnish to each Purchaser a reasonable number of copies of a prospectus supplement or an amendment to such prospectus as may be necessary so that, as thereafter delivered to subsequent purchasers of the Registrable Securities, such prospectus (as so amended or supplemented) shall meet the requirements of the Securities Act and relevant state securities laws.  Each Purchaser shall furnish to the Company such information regarding each such Purchaser and its proposed method of distribution of the Registrable Securities as the Company from time to time reasonably may request and as shall be required by law to effect and maintain the registration of such Purchaser’s Registrable Securities under the Securities Act and any state securities laws.

(viii)        Advise each Purchaser, promptly after receiving notice thereof, of any stop order or injunctive action issued or threatened by the SEC and use its reasonable best efforts to take all actions required to prevent the entry of such stop order or injunction, or to remove or release it if entered.

(ix)           Use its reasonable best efforts to cause all Registrable Securities included in the Registration Statement to be listed on each securities exchange or quotations system on which the Common Stock is then listed or proposed to be listed on or before the date of the first sale of Registrable Securities pursuant to the Registration Statement.

(x)            Otherwise use its reasonable best efforts to comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement and to make generally available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(c)           If the Company is notified by the Commission or any other Governmental Authority of competent jurisdiction and authority (as determined in good faith after consultation between counsel to the Company and the Purchasers) that sales of Registrable Securities under the Registration Statement must be suspended, delayed or halted because of a defect in the Registration Statement or the prospectus included therein, each Purchaser agrees that, upon receipt of any notice from the Company thereof, such Purchaser will not sell any Registrable Securities pursuant to the Registration Statement until (i) such Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) such Purchaser has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) such Purchaser has received copies of any additional or supplemental filings which are incorporated or deemed incorporated by reference in such prospectus.

(d)           All fees and expenses associated with the registration of the Registrable Securities pursuant to the Registration Statement (including, without limitation, the costs of preparing, filing, amending and supplementing the Registration Statement and the related prospectus, causing and maintaining the effectiveness of the Registration Statement and the related prospectus and any qualification of the Registrable Securities, printers’ fees, accounting fees, fees and disbursements of counsel to the Company and other customary and reasonably related expenses) shall be borne by the Company (exclusive of any brokerage fees, underwriting discounts and commissions).  In addition, the Company also shall pay the reasonable fees and expense of one special counsel to the MDS Parties.

(e)           With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell the Registrable Securities to the public without registration or pursuant to registration, the Company hereby covenants and agrees to:

(i)            make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, at all times until the earlier of (A) the second anniversary of the Closing Date or (B) such date as all Registrable Securities (including, without limitation, all Warrant Shares) shall have been resold;

(ii)           file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act, or, if the Company is not then subject to Section 13(a) or 15(d) of the Exchange Act, which it would have been required to file were it so subject; and

(iii)          furnish to any Purchaser upon request, as long as the Purchaser owns any Registrable Securities, (A) a written certification by the Company that it timely has complied with all of the reporting requirements of the Exchange Act applicable to the Company and upon which Rule 144 is conditioned, (B) a copy of the most recent annual and quarterly report of the Company, and (C) such other information and such other reports or documents as reasonably may be requested in order to avail any Purchaser of any rule or regulation of the SEC that permits the sale, transfer or other disposition of any Registrable Securities without registration under the Securities Act.

(f)            If the Registration Statement:

(i)            is not subject to SEC review and the Registration Statement is not declared effective by the SEC within 90 days after the Closing Date (subject to extension as provided in the last sentence of this subparagraph) for any reason whatsoever; or

(ii)           is subject to SEC review and the Company fails for any reason to respond to each SEC comment letter relating to the Registration Statement within 10 business days after receipt of each such comment letter and the Registration Statement is not declared effective within 90 days after the Closing Date (subject to extension as provided in the last sentence of this subparagraph) for any reason whatsoever; or

(iii)          is not declared effective by the SEC within 120 days after the Closing Date (subject to extension as provided in the last sentence of this subparagraph) for any reason whatsoever,

then each Purchaser shall receive a warrant substantially in the form attached hereto as Exhibit B (each, an “Additional Warrant”) to purchase a number of shares of Common Stock (the shares of Common Stock issuable on exercise of the Additional Warrants being the “Additional Warrant Shares,” which shall be deemed part of the Warrant Shares upon issuance) equal to 5% of the number of shares of Common Stock set forth opposite such Purchaser’s name on the Schedule of Purchasers attached as Exhibit A hereto, rounded up to the nearest whole number of shares (as appropriately adjusted for any stock splits, combinations, recapitalizations or other events affecting the Common Stock after the Closing Date).  Until the Registration Statement is declared effective by the SEC, each Purchaser shall receive such an Additional Warrant exercisable for such number of shares (as adjusted, if applicable) (A) on the 121st day after the Closing Date and (B) at the end of each 30 day period thereafter (each such date, an “Additional Warrant Date”).  If the Registration Statement is declared effective at any time after the 121st day following the Closing Date but before the next Additional Warrant Date, each Purchaser shall receive an Additional Warrant exercisable for the number of shares of Common Stock that would have been issued on that next Additional Warrant Date, multiplied by a fraction, the numerator of which is the number of days since the last Additional Warrant Date and the denominator of which is 30.  Each Additional Warrant issued pursuant to this Section 8.1(f) shall be dated the date of issuance, shall be exercisable from and after the third month after issuance and shall have an exercise price per share equal to the then effective exercise price per share under the Warrants outstanding on the date the Additional Warrant is issued.  Each Selling Shareholder whose Registrable Securities are being registered under the Registration Statement shall provide to the Company any information regarding that Selling Shareholder or such Selling Shareholder’s plan of distribution as is reasonably necessary for the preparation of the Registration Statement and otherwise is not reasonably available to the Company within three business days after receipt of a written request therefor.  To the extent that the filing of the Registration Statement, any response to SEC comments on the Registration Statement or the Company’s ability to request that the Registration Statement be declared effective is delayed as a direct result of the failure on the part of one or more Selling Shareholders to provide such information to the Company within the requisite period, the number of days in excess of the maximum time allotted for such Selling Shareholders to respond to such requests shall not be included in determining whether the Company has complied with its obligations to timely file and cause the effectiveness of the Registration Statement under this Section 8.1(f).

(g)           Transfer of Registrable Securities After Registration.  Each Purchaser agrees that such Purchaser will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act, except:

(i)            pursuant to the Registration Statement;

(ii)           pursuant to Rule 144; or

(iii)          in another transaction exempt from registration under the Securities Act, in which case such Purchaser shall, prior to effecting such disposition, submit to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transaction is in compliance with the Securities Act.

(iv)          Notwithstanding the foregoing, or anything to the contrary contained herein, each MDS Party shall be entitled to transfer or assign any Securities purchased hereunder and any or Warrant Shares received upon exercise of the Warrants to any other MDS Parties and each Purchaser shall be entitled to transfer or assign any Securities purchased hereunder and any Warrant Shares received upon exercise of the Warrants to any of its Affiliates or to any other Purchaser, in each case subject only to compliance with applicable securities law.

(h)           Transfer of Registration Rights.  The registration rights granted to the Purchasers pursuant to this Section 8 may be assigned to any transferee or assignee of Registrable Securities (including, for this purpose, any Warrants or Additional Warrants exercisable for Registrable Securities) in connection with any transfer or assignment of such securities; provided, however, that:

(i)            such transfer or assignment is otherwise effected in accordance with applicable securities law;

(ii)           if not already a party hereto, the transferee or assignee agrees in writing prior to such transfer to be bound in writing by the provisions of this Agreement applicable to the transferring Purchaser; and

(iii)          the transferring Purchaser shall act as agent and representative for the transferee and assignee for the giving and receiving of notices hereunder.

8.2           Indemnification.

(a)           Definitions.  As used in this Section 8.2, the following terms have the following respective meanings:

(i)            “Selling Shareholder” means a Purchaser of Securities under this Agreement, any permitted transferee or assignee of such Securities who is entitled to resell Registrable Securities pursuant to the Registration Statement and each officer, director, member, shareholder, partner, agent, representative or Affiliate of such Purchaser or permitted transferee or assignee;

(ii)           “Registration Statement” includes any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 8.1; and

(iii)          “Untrue Statement” includes any untrue statement or alleged untrue statement or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)           Company Indemnification.  The Company hereby unconditionally and irrevocably agrees to indemnify and hold harmless to the maximum extent permitted by law each Selling Shareholder from and against any and all Losses suffered or incurred by such Selling Shareholder or to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon:

(i)            any Untrue Statement on or after the effective date of the Registration Statement, or on or after the date of any prospectus or prospectus supplement or the date of any sale by Purchaser there under; or

(ii)           any failure by the Company to observe or fulfill any undertaking included in the Registration Statement or under federal or state securities law.

In any such event, the Company promptly will pay the amount of indemnified Losses to or at the direction of the Selling Shareholder(s), and will advance or reimburse each such Selling Shareholder for any Losses constituting legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim relating to such Losses; provided, however, that the Company shall not be liable to such Selling Shareholder to the extent that such Losses arise out of, or are based upon, (A) an Untrue Statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of such Selling Shareholder in writing specifically for inclusion in the Registration Statement, which information was not promptly corrected in writing by such Selling Shareholder prior to the filing of such Registration Statement, or (B) the material breach by such Selling Shareholder of its covenants and agreements contained in Section 8.1(c) hereof respecting the sale of Registrable Securities or (C) any statement or omission in any Prospectus that was timely and properly noticed to the Selling Shareholder by the Company pursuant to Section 8.1 and was timely corrected in a subsequent prospectus timely delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder.

(c)           Purchaser Indemnification.  Subject to the last proviso in this Section 8.2(c), each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any Losses to which the Company (or any such officer, director or controlling Person) may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise directly out of, or are based primarily upon:

(i)            the material breach by such Purchaser of its covenants and agreements contained in Section 8.1(c) hereof respecting the sale of Registrable Securities; or

(ii)           any Untrue Statement contained in the Registration Statement on or after the effective date thereof, or in any prospectus supplement as of its issue date or date of any sale by such Purchaser thereunder, if such Untrue Statement was made in reliance upon and in conformity with information furnished by or on behalf of such Purchaser in writing specifically for inclusion in the Registration Statement.

In such event, such Purchaser will reimburse the Company (or such officer, director or controlling Person), as the case may be, for any Losses constituting legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim relating to such Losses; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, in no event shall any Purchaser be liable for or obligated to pay an amount of Losses (including the amount of any legal or other expenses reimbursed as provided in this sentence) in excess of the net amount of cash proceeds received by such Purchaser from the sale of Registrable Securities under the Registration Statement.  Notwithstanding the foregoing or anything to the contrary herein, in no event shall any Purchaser be liable for Losses arising from or relating to the material breach or Untrue Statement of or regarding any other Purchaser or if such Purchaser provided corrected information to the Company on a timely basis and the Company did not timely reflect such corrected information in the Registration Statement, the related prospectus or an amendment or supplement thereto.

(d)           Indemnification Procedures.  Promptly after the incurrence of any Losses or the receipt by any indemnified Person of a notice of a claim or the beginning of any action in respect of Losses which indemnity is to be sought against an indemnifying Person pursuant to Section 4.27 (with respect to indemnification by the Company only) or this Section 8.2, such indemnified Person shall notify the indemnifying Person in writing of the nature and amount of such Losses or the nature and estimated Losses associated with such claim or of the commencement of such action; provided, however, that no failure or delay in giving such notice shall release an indemnifying party from any of its obligations under Section 4.27 or this Section 8.2, unless, and then only to the extent that, such failure or delay actually results in material damage or prejudice to the indemnifying party.  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified thereof, such indemnifying Person shall be entitled to participate therein (at its own cost and expense, which shall not be deemed Losses for purposes hereof), and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person.  After notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person for any legal expenses subsequently incurred by such indemnified Person in connection with the defense thereof (beyond any reasonable fees, costs and expenses incurred in properly transitioning the defense or representation to the indemnifying Person’s counsel so selected or amounts incurred to date but not yet presented for payment) if the indemnifying Person in fact promptly assumes such defense; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified Person, for the same counsel to represent both the indemnified Person and such indemnifying Person or any Affiliate or associate thereof, the indemnified Person shall be entitled to select and retain its own independent counsel at the cost and expense of such indemnifying Person; provided, however, that no indemnifying Person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties (in addition to not more than one local counsel in each relevant jurisdiction).  The indemnifying party shall not be liable to indemnify an indemnified party for Losses associated with any settlement, or consent to judgment, effected without the indemnifying party’s prior consent (not to be unreasonably delayed, conditioned or withheld).  Further, the indemnifying party shall not consent to entry of any judgment or enter into any settlement agreement with respect to any indemnified Losses which (i) contains any admission of fault or liability of the indemnified party, (ii) does not include an unconditional waiver and release of any further or additional claims by the claimants or plaintiffs against the indemnified party, or (iii) obligates the indemnified Person to take or refrain from taking any action (other than with respect to any settled claim).

(e)           Contribution.  Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 4.27 or this Section 8.2 are unavailable, unenforceable or are insufficient to provide the indemnification for Losses provided therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party for such Losses as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, the facts and circumstances surrounding any breach or violation giving rise to such Losses and, if applicable, whether the Untrue Statement relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Untrue Statement.  The parties hereto agree that, should the intended indemnification pursuant to Section 4.27 or this Section 8.2 be unavailable, unenforceable or otherwise insufficient, it would not be just and equitable if contribution pursuant to this Section 8.2(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 8.2(e).  Notwithstanding the foregoing or anything to the contrary contained herein, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 8.2 and the amount of any damages such holder has otherwise been required to pay by reason of such Untrue Statement or alleged Untrue Statement) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

(f)            Survival.  The indemnification and contribution obligations under this Agreement shall be and remain in full force and effect regardless of any investigation made by or on behalf of the Company, any Purchaser, any officer or employee of the Company or such Purchaser, any underwriter, any officer or employee of such underwriter, or any controlling Person of any of the foregoing and shall survive the transfer and registration of Registrable Securities by such Purchaser.

8.3           Termination of Conditions and Obligations.  All conditions and restrictions on the transferability of the Registrable Securities contained in or imposed under this Agreement shall cease and terminate with respect to Registrable Securities sold or otherwise disposed of in accordance with or as contemplated by this Agreement or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

8.4           Information Available.  So long as the Registration Statement is effective covering the resale of Registrable Securities owned by the Purchasers (or their permitted transferees or assignees), the Company will furnish one copy of the following documents to each Purchaser as soon as practicable, but in no event later than 10 business days after the date of filing with the Commission:

(a)           the Company’s Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with GAAP certified by a national firm of certified public accountants and otherwise comply as to form with all applicable requirements under the Exchange Act);

(b)           the Company’s Annual Report on Form 10-K (excluding exhibits, unless specifically requested);

(c)           the Company’s quarterly reports on Form 10-Q (excluding exhibits, unless specifically requested);

(d)           the Company’s Definitive Proxy Statement; and

(e)           each of the Company’s current reports on Form 8-K, if any.

8.5           Changes in Purchaser Information.  Each Purchaser agrees to promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Purchaser or such Purchaser’s plan of distribution as specified by the Purchaser and set forth in such Registration Statement.

SECTION 9.         BROKER’S FEE.

The Company and each Purchaser (severally and not jointly) hereby represent and warrant that, except for amounts to be paid to the Placement Agent by the Company as set forth in Section 4.16 of Exhibit D, there are no brokers or finders entitled to finder’s fees or other compensation in connection with the sale of the Securities, and each party hereto hereby agrees to indemnify each other party hereto for any such fees for which the first party is responsible but for which any other party becomes liable.

SECTION 10.       NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

If to the Company, to:

DepoMed, Inc.
1360 O’Brien Drive
Menlo Park, California  94025
Attention:  Chief Financial Officer
Facsimile:  (650) 462-9993

with a copy to:

Heller Ehrman White & McAuliffe LLP
4350 La Jolla Village Drive
San Diego, California  92122
Attention:  Stephen C. Ferruolo, Esq.
Facsimile:  (858) 450-8499

or to such other person at such other place as the Company shall designate to the Purchasers in writing.

If to the Purchasers, at the address set forth on the signature page of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 11.       MISCELLANEOUS.

11.1         Waivers and Amendments.  Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company, the MDS Parties then holding the Securities (provided that the MDS Parties collectively hold not less than the number of shares of Common Stock equal to at least 25% of the number of shares of Common Stock purchased by the MDS Parties at the Closing)

and the holders of at least a majority of the Securities.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver nor shall any single or partial exercise thereof  preclude any other, further or fuller exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein shall be cumulative and not exclusive of any other rights or remedies available to the parties either hereunder or in a proceeding at law or in equity.

11.2         Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.3         Severability.  In case any provision contained in this Agreement should be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.4         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts or choice of law principles; provided, however, that issues involving the corporate governance of the Company shall be governed by the laws of the State of California.

11.5         Counterparts.  This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.  This Agreement shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

11.6         Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

11.7         Entire Agreement.  This Agreement and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede in their entirety any prior or contemporaneous oral or written agreements and understandings between or among the parties with respect to such subject matter.

11.8         Payment of Fees and Expenses; Attorney’s Fees.  Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, documentation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that the Company shall reimburse MDS for reasonable legal fees and expenses of Gibson, Dunn & Crutcher LLP, counsel to MDS, incurred in connection with the negotiation of this Agreement and the closing of the purchase and sale of the Securities contemplated hereby and the costs and expenses incurred by MDS in connection with its due diligence investigation of the Company in an amount not to exceed $60,000 in the aggregate for all such legal fees and expenses and due diligence costs and expenses upon presentation of an invoice or other reasonable supporting documentation therefor; provided, further, however, that the Company also shall bear those fees, costs and expenses of registration referenced in Section 8.1(d), which amounts shall be in addition to and shall not reduce any amounts payable pursuant to the preceding proviso.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

11.9         Jurisdiction.  Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the federal or state courts located in the State of New York, and each party hereto hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have to the laying of venue in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the generality of the foregoing, each party hereto agrees that service of process on such party as provided in Section 10 shall be deemed effective service of process on such party.

11.10       Waiver of Jury Trial.  Each of the parties hereto hereby unconditionally and irrevocably waives any and all rights to a trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

11.11       Specific Performance.  The parties acknowledge and agree that any failure of any party to perform its agreements and obligations hereunder or contemplated hereby will cause irreparable injury to the other parties, for which damages, even if available, will not provide an adequate remedy.  Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

11.12       Public Disclosure.  Prior to making any public disclosure with respect to this Agreement and the transactions contemplated hereby, the Company shall provide the Purchasers with reasonable opportunity to comment on such disclosures and each Purchaser agrees that it will provide its comments on such disclosure in an expeditious manner; provided, however, that nothing contained herein shall restrict the ability of the Company to comply with disclosure required pursuant to securities regulations or other laws (including, without limitation, any obligation to disclose the tax treatment or tax structure of the transactions contemplated hereby).

11.13       Joint Drafting; Exculpation Among Purchasers.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.  Each Purchaser acknowledges that it is not relying upon any Person, firm or corporation, other than the Company and its counsel in making its investment or decision to invest in the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

DEPOMED, INC.

By:	/s/ John W. Fara
Name: John W. Fara
Title: President and Chief Executive Officer

[Signature Page to DepoMed Securities Purchase Agreement]

MDS LIFE SCIENCES TECHNOLOGY FUND II NC LIMITED PARTNERSHIP, by its General Partner, MDS LSTF II (NCGP) INC. (LSTIINC)

By:	/s/ Gregory Gubitz
Name:
Title:

By:	/s/ Graysanne Bedell
Name:
Title:

MDS LIFE SCIENCES TECHNOLOGY FUND II QUEBEC LIMITED PARTNERSHIP, by its General Partner, MDS LSTF II (QGP) INC. (LSTIIQ)

By:	/s/ Gregory Gubitz
Name:
Title:

By:	/s/ Graysanne Bedell
Name:
Title:

[Signature Page to DepoMed Securities Purchase Agreement]

MLII CO-INVESTMENT FUND NC LIMITED PARTNERSHIP, by its General Partner, MLII (NCGP) INC. (MLIINC)

By:	/s/ Gregory Gubitz
Name:
Title:

By:	/s/ Graysanne Bedell
Name:
Title:

SC BIOTECHNOLOGY DEVELOPMENT FUND LP

By:	/s/ Eve Wilson /s/ William Walmsley
Name:	Eve Wilson William Walmsley
Title:	For and on behalf of Cardinal Investments
Limited, Director of SC (GP) Inc.
General Partner of SC Biotechnology
Development Fund L.P.

[Signature Page to DepoMed Securities Purchase Agreement]

BIOVAIL LABORATORIES INCORPORATED

By:	/s/ John A.R. McCleery
Name:	John A.R. McCleery
Title:	Vice President, General Manager

[Signature Page to DepoMed Securities Purchase Agreement]

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	/s/ David M. Greenhouse
Name:	David M. Greenhouse
Title:	Managing Director

SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:	/s/ David M. Greenhouse
Name:	David M. Greenhouse
Title:	Managing Director

SPECIAL SITUATIONS FUND III, L.P.

By:	/s/ David M. Greenhouse
Name:	David M. Greenhouse
Title:	Managing Director

[Signature Page to DepoMed Securities Purchase Agreement]

H&Q HEALTHCARE INVESTORS

By:	/s/ Daniel R. Omstead
Name:	Daniel R. Omstead
Title:	President

The name H&Q Healthcare Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated April 12, 1987, as amended, and all persons dealing with H&Q Healthcare Investors must look solely to the trust property for the enforcement of any claim against H&Q Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Healthcare Investors.

H&Q LIFE SCIENCES INVESTORS

By:	/s/ Daniel R. Omstead
Name:	Daniel R. Omstead
Title:	President

The name H&Q Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors must look solely to the trust property for the enforcement of any claim against H&Q Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Life Sciences Investors.

[Signature Page to DepoMed Securities Purchase Agreement]

EASTON HUNT CAPITAL PARTNERS, L.P. By: EHC GP, LP Its General Partner By: EHC Inc. Its General Partner

By:	/s/ Richard P. Schneider
Name:	Richard P. Schneider
Title:	Vice President & Secretary

[Signature Page to DepoMed Securities Purchase Agreement]

QUOGUE CAPITAL, LLC

By:	/s/ Wayne Rothbaum
Name:	Wayne Rothbaum
Title:	Principal

[Signature Page to DepoMed Securities Purchase Agreement]

PURCHASER:

HBM Bioventures (Cayman) Ltd.

By:	/s/ John Arnold
Name: John Arnold
Title: Chairman and Managing Director

[Signature Page to DepoMed Securities Purchase Agreement]

DONALD G. DRAPKIN

/s/ Donald G. Drapkin

[Signature Page to DepoMed Securities Purchase Agreement]